UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2021

BOLT BIOTHERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39988	47-2804636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Chesapeake Drive Redwood City, California		94063
(Address of Principal Executive Offices)		(Zip Code)

(650) 665-9295

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Exchange on Which Registered:
Common Stock, par value $0.00001 per share	“BOLT”	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events

On June 2, 2021, Bolt Biotherapeutics, Inc. (“Bolt”) announced that it had entered into a License and Collaboration Agreement (the “Agreement”) with Genmab A/S (“Genmab”). Under the Agreement, Bolt will receive an upfront payment of $10.0 million, and under a separate stock purchase agreement, Genmab will invest $15.0 million in Bolt’s common stock. Additionally, Bolt is eligible to receive total potential milestone payments of up to $ 285.0 million per therapeutic candidate developed and commercialized by Genmab, along with tiered royalties.

Genmab will fund preclinical and clinical development through clinical proof of concept of all therapeutic candidates. If a candidate is co-developed, costs will be split 50:50 between the two companies. For candidates exclusively developed and commercialized by Genmab, Genmab will pay tiered royalties and milestone payments to Bolt.

On June 2, 2021, Bolt issued a press release, which is filed as Exhibit 99.1 to, and incorporated by reference in, this Form 8-K current report as though fully set forth herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated June 2, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bolt Biotherapeutics, Inc.
Dated: June 2, 2021
	By:	/s/ William P. Quinn
William P. Quinn
Chief Financial Officer